SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported)  May 21, 2002

                            REINHOLD INDUSTRIES,INC.
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             (Exact name of registrant as specified in its charter)



     DELAWARE                     0-18434             13-2596288
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(State or other jurisdiction     (Commission       (IRS Employer
of incorporation)                 File Number)      Identification No.)



12827 EAST IMPERIAL HWY., SANTA FE SPRINGS, CA                90670
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(Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code      (562) 944-3281



                                       N/A
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       (Former name or former address, if changed since last report.)

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ITEM 5.  OTHER EVENTS.


On Tuesday, May 21, 2002, Reinhold Industries, Inc. of Santa Fe Springs, California, announced a 10% stock dividend for its shareholders.

The Board of Directors has approved a 10% dividend, payable in additional shares of the Company, to its shareholders of record as of May 31, 2002. The dividend will be paid on or about June 21, 2002. Those dividends calculated to be fractional shares will be paid in cash.

"For the third year in a row, the Board is pleased to be able to make this announcement to our shareholders" said Ralph R. Whitney, Jr., Chairman of the Board of Reinhold. "We are confident that this action will create additional trading volume, inform others of the profitable growth of the Company and positively impact our share price."

Reinhold Industries, Inc. is a manufacturer of advanced custom composite components, sheet molding compounds, and graphic arts and industrial rollers for a variety of applications in the United States and Europe.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                    REINHOLD INDUSTRIES, INC.


  Date:  May 21, 2002               By  /s/ BRETT R. MEINSEN

                                    Brett R. Meinsen
                                    Vice President - Finance and Administration,
                                    Treasurer and Secretary